UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 12, 2018

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On February 12, 2018, Invacare Corporation (the “Company”) announced that it will transfer production of Küschall® manual wheelchairs from its facility in Witterswil, Switzerland to its wheelchair manufacturing facility in Fondettes, France by the end of the third quarter 2018. This move will allow the company to better optimize its wheelchair manufacturing facility in France. The front office of the Swiss facility will remain open and continue to serve as Invacare’s European headquarters and research and development center of excellence, as well as the Swiss sales office. The transfer is expected to generate an incremental $1.7 million in annualized pre-tax savings in the Europe business segment. Due to this realignment, the company expects to incur restructuring charges and related operating costs of approximately $1.1 million on a pre-tax basis in the Europe business segment. Cash restructuring charges will be paid in the third quarter 2018.
Item 7.01. Regulation FD Disclosure.
On February 12, 2018, the Company issued a press release announcing it will transfer production of Küschall® manual wheelchairs from its facility in Witterswil, Switzerland to its wheelchair manufacturing facility in Fondettes, France by the end of the third quarter 2018.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 12, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: February 13, 2018	By:	/s/ Kathleen P. Leneghan
	Name:	Kathleen P. Leneghan
	Title:	Interim Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 12, 2018